Exhibit 23.2

DAVID A. ARONSON, CPA, P.A.

1000 NE 176th Street

North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated October 17, 2013, in this Registration Statement on Form S-1/A of Universal Movers Corporation, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

David A. Aronson, CPA, P.A.

North Miami Beach, FL

November 26, 2013